Exhibit No. 10.37
Schedule of Participating Directors to the 2010 Award under the 2008 Directors Stock Unit Plan
Armstrong World Industries, Inc. has entered into Unit Agreements for the 2010 Award with Stanley A. Askren, James J. Gaffney, Tao Huang, Michael F. Johnston, Larry S. McWilliams, James J. O’Connor, John J. Roberts, Richard E. Wenz and Bettina M. Whyte.